UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
June 10, 2010 (June 10, 2010)
ADVOCAT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667

(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)
1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)
(615) 771-7575
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The Company’s annual meeting of shareholders was held on June 10, 2010, and the matters voted upon at the annual meeting and the results of the votes were as follows:
(a) The nominees named below were elected to serve as members of the Board of Directors of the Company for a three-year term until the 2013 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
William C. O’Neil, Jr.	3,251,427	714,396	1,466,157
Robert Z. Hensley	3,268,710	697,113	1,466,157

(b)	The adoption of the Advocat Inc. 2010 Long-Term Incentive Plan pursuant to which 380,000 shares will be available to grant for restricted stock, stock appreciation rights and stock options was approved and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,829,295	1,114,163	22,365	1,466,157
(c) The selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
5,402,480	21,780	7,720

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: June 10, 2010